VOTING AGREEMENT


                  VOTING AGREEMENT, dated as of December 7, 1999 (this "Agreement"), by JEFFRY PICOWER (the "Stockholder"), to and for the benefit of MEDICAL MANAGER CORPORATION, a Delaware corporation ("Medical Manager") and MEDICAL MANAGER HEALTH SYSTEMS, INC., a Delaware corporation and a wholly-owned subsidiary of Medical Manager (the "Purchaser").

                  WHEREAS, as of the date hereof, the Stockholder owns beneficially or has the power to vote 23,681,522 shares of common stock, par value $.01 per share (the "PCN Common Stock"), of PHYSICIAN COMPUTER NETWORK, INC., a New Jersey corporation ("PCN"), and 11,000 shares of Series B Cumulative Preferred Stock, par value $.01 per share, of PCN (the "PCN Preferred Stock," such shares, together with the above-referenced shares of the PCN Common Stock and any additional shares of PCN Common Stock or PCN Preferred Stock acquired by the Stockholder prior to the termination of this Agreement being referred to herein as the "Shares"); and

                  WHEREAS, concurrently with the execution of this Agreement, Medical Manager, the Purchaser, PCN, VERSYSS Incorporated, a Delaware corporation ("Versyss"), Wismer* Martin, Inc., a Washington corporation ("WM"), Integrated Health Systems, Inc., a California corporation ("IHS") and PCN HP Venture Corp., a Delaware corporation ("HP" and together with PCN, Versyss, WM and HS, the "Sellers") are entering into an Asset Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"; capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement), pursuant to which, upon the terms and subject to the conditions thereof, the Sellers will sell to the Purchaser substantially all of the Sellers' assets, including, without limitation, the Business as a going concern; and

                  WHEREAS, as a condition to the willingness of Purchaser and Medical Manager to enter into the Purchase Agreement, Medical Manager and the Purchaser have requested the Stockholder to agree, and in order to induce Medical Manager and the Purchaser to enter into the Purchase Agreement, the Stockholder is willing to agree to vote or cause shares beneficially owned by him to be voted in favor of certain matters, as more fully set forth below, relating to the Purchase Agreement and the transactions contemplated thereby, upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                  Section 1. Voting of the Shares. Until the termination of this Agreement in accordance with the terms hereof, the Stockholder hereby agrees that, in connection with any vote to be taken, consent sought, and in any other action taken by PCN with respect to the Plan, the Stockholder will vote or cause all of the Shares to be voted (a) in favor of confirmation of the Plan, (b) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of PCN under the Purchase Agreement or which would result in any of the conditions to the Purchase Agreement not being fulfilled and (c) in favor

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of  any  other  matter   necessary  to  the  consummation  of  the  transactions
contemplated by the Purchase Agreement and considered and voted upon by the stockholders of PCN (or any class thereof). In addition, the Stockholder agrees that it will, upon request by Medical Manager and the Purchaser, furnish written confirmation, in form and substance reasonably acceptable to Medical Manager and the Purchaser, of such Stockholder's vote with respect to the foregoing matters. The Stockholder acknowledges receipt and review of a copy of the Purchase Agreement.

                  Section 2. Transfer of Shares. The Stockholder represents and warrants that it has taken no action, has no present intention of taking action to, prior to the termination of this Agreement in accordance with the terms hereof, and shall not, directly or indirectly, until the termination of this Agreement, (a) sell, assign, transfer (including by operation of law), pledge, encumber or otherwise dispose of any of the Shares, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition of the Shares; provided, however, that the foregoing will not limit or restrict the Stockholder from transferring, subject to the terms hereof, any or all of the Shares to an entity which is directly or indirectly controlled by the Stockholder provided further that such entity agrees to be bound by the terms of this Agreement.

                  Section 3. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to Medical Manager and the Purchaser with respect to itself and his ownership of the Shares as follows:

                  (a) The Stockholder has all legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  (b) The Stockholder is the beneficial owner of the Shares and beneficially owns such Shares free and clear of any liens, claims, charges, encumbrances or voting agreements and commitments of every kind, other than this Agreement.

                  (c) This Agreement has been duly executed and delivered by the Stockholder.

                  (d) This Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or other similar requirements of Law affecting the enforcement of creditor's rights generally and by general principles of equity.

                  Section 4. Fiduciary Duty. Notwithstanding anything to the contrary in this Agreement, nothing herein shall restrict or otherwise limit the Stockholder from performing his fiduciary obligations in his capacity as a director and/or a stockholder of PCN or as otherwise determined by the Bankruptcy Court.


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                  Section 5.  Termination.  This Agreement  shall terminate upon the earliest to occur of (i) the rejection of the Plan by the Bankruptcy  Court,
(ii) the confirmation of the Plan by the Bankruptcy Court; and (iii) any material modification of the terms of either one or both of the Purchase
Agreement or the Plan which adversely affects the Stockholder, including, without limitation, a reduction of the Purchase Price other than an adjustment as contemplated therein; provided that the provisions of Sections 6 and 7 of this Agreement shall survive any termination of this Agreement; and provided further that no such termination shall relieve any party of liability for a breach hereof prior to termination.

                  Section 6. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  Section 7.  Miscellaneous.

                  (a) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly made or given upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance herewith):

                           if to Medical Manager and the Purchaser:

                           Medical Manager Corporation
                           669 River Drive, Center 2
                           Elmwood Park, NY 07407
                           Attention: Charles A. Mele, Esq.
                           Facsimile: (201) 703-3443

                           with a copy to:

                           Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue, 28th Floor
                           Miami, Florida  33131
                           Attention: Bradley D. Houser, Esq.
                           Facsimile:  (305) 374-5095

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                           if to the Stockholder:

                           Jeffry Picower
                           c/o JMP Group
                           950 Third Avenue
                           New York, NY 10022
                           Facsimile: (212) 752-5082

                           with a copy to:

                           Schulte Roth & Zabel LLP
                           900 Third Avenue
                           New York, NY 10022
                           Attention:   Daniel Kramer, Esq.
                           Facsimile: (212) 593-5955

                  (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

                  (c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement (except as set forth herein) without the prior written consent of the other parties hereto.

                  (e) This Agreement shall be governed by, and construed in accordance with the laws of the State of New Jersey. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the courts of the State of New Jersey and the United States District Court for the State of New Jersey.

                  (f) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed signature page of this Agreement by telecopy shall be effective as delivery of a manually executed signature page of this Agreement.

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                  IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be executed as of the date first written above.



                                                      /s/ Jeffry M. Picower
                                                     Jeffry Picower







Agreed and Acknowledged:

MEDICAL MANAGER CORPORATION,
a Delaware corporation



/s/ John Kang
By:  John Kang
Its: Co-CEO


MEDICAL MANAGER HEALTH SYSTEMS, INC.,
a Delaware corporation



/s/ John P. Sessions
By:    John Sessions
Its:   President